PURCHASE AGREEMENT
                    Taco Cabana - San Antonio, TX


This AGREEMENT, entered into effective as of the 10 day of February, 2009 (the "effective date" hereof.)

1. PARTIES. Seller is AEI Net Lease Income & Growth Fund XIX Limited Partnership which owns an undivided 100% interest in the fee simple title to that certain real property legally described in the attached Exhibit "A" (the "Property"). Buyer is Thorsen Living Trust. Seller wishes to sell and Buyer wishes to buy the Property.

2. Property. The Property to be sold to Buyer in this transaction consists of (i) an undivided 100% interest in the Taco Cabana property located at 6040 Bandera Road in San Antonio, TX, (ii) no personalty; Seller has no personalty in the Property per the terms of the Taco Cabana lease encumbering the Property (the "Lease") and therefore no personalty is being sold hereunder, and (iii) all of the landlord's interest in and to the Lease and the Stehling Guaranty.

3. PURCHASE PRICE. The purchase price for this 100% interest in the Property is $1,364,000, all cash.

4. TERMS. The purchase price for the Property will be paid by Buyer as follows:

(A). When this agreement is executed, Buyer will pay $20,000.00 to Title Company (which shall be deposited into escrow according to the terms of paragraph 7 hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

(B). If Buyer terminates this agreement pursuant to Buyer's rights hereunder, the First Payment will be refunded to Buyer less a $100.00 portion thereof that Seller will retain as independent consideration for Buyer's unrestricted right to terminate (the "Independent Consideration"). Hereinafter, whenever in this agreement Buyer shall receive a return of the First Payment, the parties agree that the Independent Consideration shall first be paid to Seller and the balance of the First Payment returned to Buyer . Buyer has tendered the Independent Consideration to Seller upon payment of the amount specified in Paragraph 4A to the escrow agent. The Independent Consideration is to be credited to the sales price only upon closing of the sale.

(C). Buyer will deposit the balance of the purchase price, $1,344,000 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.
5. CLOSING DATE. Escrow shall close on or before thirty (30) days from the effective date.

6. DUE DILIGENCE. Buyer will have twenty-one (21) days commencing on the effective date of this agreement (the "Review Period") to conduct all of its inspections and due diligence and satisfy itself regarding the Property and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Property or persons caused by Buyer or its agents arising out of such physical inspections of the Property and this indemnity shall survive closing or termination of this agreement. Within five days of the Effective Date of this Agreement, Seller shall provide (except as explained below, in Item A):

A. One copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below), to be ordered by Seller immediately upon both parties hereto having executed this agreement, and said commitment to be delivered to Buyer as soon as the third party title insurance company provides it to Seller.


B. A copy of a Certificate of Occupancy from the City of Leon Valley dated February 3, 1992.

C. A copy of an "as built" survey of the Property completed by William J. Kolodzie Surveying Company dated February 8, 1992 (the "Survey").

D. A copy of the Environmental Assessment Report on the Property completed by Raba-Kistner Consultants, Inc. (Project #ASF91-070-00) dated July 31, 1991.

E. A copy of the Zoning letter from J.M. Honermann, Development
Coordinator for the City of Leon Valley dated August 6, 1991.

F. A true and complete copy of the Net Lease Agreement by and between AEI Net Lease Income & Growth Fund XIX Limited Partnership and Taco Cabana, Inc. dated March 16, 1992.

G. A true and complete copy of the Guarantee of Lease by and between AEI Net Lease Income & Growth Fund XIX Limited Partnership and Felix L. Stehling and Billie Jo Stehling, dated March 16, 1992 ("Stehling Guaranty").

H.A true and complete copy of a letter from Patrick Thomas, Assistant General Counsel to Taco Cabana, Inc., dated March 16, 1994, with proposed Guaranty of Lease by Taco Cabana, Inc., Taco Cabana Management, Inc., and T.C. Management, Inc.

I. A true and complete copy of the Consent and Acknowledgments
Concerning Net Lease Agreement by and between AEI Net Lease Income & Growth Fund XIX Limited Partnership and Taco Cabana, Inc. and Felix L. Stehling and Billie Jo Stehling dated June 2, 1994.

J.A true and complete copy of a letter from Terry L. Hook, Real Estate Coordinator of Carrols Corporation, dated December 17, 2002.

K. A true and complete copy of the First Amendment to Net Lease
Agreement AEI Net Lease Income & Growth Fund XIX Limited Partnership and Taco Cabana, LP, dated October 1, 2006.

L. A copy of the Taco Cabana Confidential Unaudited Financial Information - Combined Financial Statements (Balance Sheet and Income Statement) as of December 30, 2007 for Taco Cabana, Inc., and the Taco Cabana Store Sales-Statement of Income dated December 2007.

M. Copies of building plans and specifications, if any, in Seller's possession.

Buyer may cancel this agreement for any reason in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and its real estate representative, and the escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.
If Buyer cancels this Agreement as permitted under this Section, except for any liabilities under the first paragraph of section 6 of this Agreement and those provisions stating otherwise (which will survive), Title Company shall return to Buyer its First Payment and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else. Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller then may, as its sole remedy, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property. If this Agreement is not canceled and the First Payment and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. ESCROW. Escrow shall be opened by Seller and the funds will be deposited in escrow with First American Title Insurance Company, 801 Nicollet Mall, 1900 Midwest Plaza, Minneapolis, Mn., Attn: Kathyrn Neidenbach ("Title Company") upon acceptance of this Agreement by both parties. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. TITLE. Closing will be conditioned on the agreement of Title Company to issue an Owner's policy of title insurance, dated as of the close of escrow,in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard printed exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the Lease; and all matters of public record listed in Schedule "B" of the title insurance commitment provided to Buyer by Title Company during the Review Period.
Buyer shall be allowed five (5) business days after receipt of said commitment and legible copies of Schedule B exceptions, and the survey referenced in Paragraph 6B above, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed thirty
(30) days to cure such objections or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure the objections or is unable to cure same or insure oversame. within said 30 day period, this Agreement shall automatically terminate and Title Company shall return Buyer's First Paymentand this Agreement shall be null and void and of no further force and effect. Seller has no obligation to spend any funds or make any effort to satisfy Buyer's objections, if any.

Pending satisfaction of Buyer's objections, the Purchase Price payments hereunder required shall be postponed, but upon satisfaction of Buyer's objections and within ten (10) days after written notice to the Buyer of satisfaction of Buyer's objections, the parties shall close and perform this Agreement according to its terms.

9. CLOSING COSTS. Seller will pay one-half of escrow fees and the cost of obtaining a Standard Owners Title Insurance Policy in the full amount of the purchase price. Buyer will pay one-half of escrow fees, recording costs, the cost of an update to the Survey (if an update is required by Buyer), the cost of updating any due diligence provided by Seller, if Buyer requires the same be updated, and any endorsements to the Standard Owners Title Insurance Policy Buyer may require. At closing, if and when closing occurs, Seller will pay 4% of the sale price at closing as a brokerage commission to be split equally between Evan S. Howell, Inc. and Blanchard Properties, Inc. Except as set forth above both parties represent to the other that they have not been represented by any third party, and agree to hold the other harmless from any claim of brokerage commission by, through, or as a result of representation of the other party. Each party will pay its own attorney's fees and costs to document and close this transaction.

10. REAL ESTATE TAXES, SPECIAL ASSESSMENTS AND PRORATIONS.
(A). Seller warrants that all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer, if Tenant is obligated to pay same but has not done so. Buyer shall also pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Property. If Tenant HAS paid taxes and/or special assessments to Seller attributable in whole or in part to a period prior to closing, then Seller shall give Buyer a credit for same at closing.

(B). All income and all operating expenses from the Property, if any, shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned, and shall be responsible for all expenses incurred, prior to the date of Closing. Buyer shall be entitled to all income earned and shall be responsible for all operating expenses of the Property incurred on and after the date of closing. If Seller has received, from Tenant, lease payments (CAM, taxes, insurance, base rent etc.) attributable to a period following closing, Seller shall give Buyer a credit at closing for same. Seller waives any right to make claims, post-closing, for alleged underpayement by Tenant of sums due under the Lease for any period prior to closing.

11.SELLER'S REPRESENTATION AND AGREEMENTS.

 (A).  Seller represents and warrants as of this date that:

    1. Except for the Lease, Guarantee and other documents listed herein, Seller is not aware of any leases or contracts affecting the Property.

    2. Seller is not aware of any pending litigation or condemnation proceedings against the Property or Seller's interest in the Property.

    3. Except as previously disclosed to Buyer and as permitted in paragraph B below, Seller hasnot executed any contracts that would be binding on Buyer or the Property after the closing date.

(B). From and after the Effective Date, while this agreement is in effect, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior written consent, which will not be unreasonably withheld.

12.  Disclosures.

(A).	Seller has not received any notice of any material, physical, or mechanical defects of the Property, including without limitation, the plumbing, heating, air conditioning, and ventilating, electrical system.
To the best of Seller's knowledge without inquiry, all such items are in good operating condition and repair and in compliance with all applicable governmental, zoning, and land use laws, ordinances, regulations and requirements. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(B). Seller has not received any notice that the use and operation of the Property is not in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements. If Seller shall receive any such notice prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(C). Seller has not received any notice that the Property is in violation of any federal, state or local law, ordinance, or regulations relating to industrial hygiene or the environmental conditions on, under, or about the Property, including, but not limited to, soil, and groundwater conditions. To the best of Seller's knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct. If Seller shall receive any notice to the contrary prior to Closing, Seller will inform Buyer prior to Closing, and Buyer may terminate this agreement and the First Payment will be returned.

(D). The Lease is in full force and effect and shall continue to be in full force and effect as of closing, and Seller is not aware of any breach of the Lease.

(E). BUYER AGREES THAT IT SHALL BE PURCHASING THE PROPERTY IN ITS PRESENT PHYSICAL CONDITION, "AS IS, WHERE IS", AND SELLER HAS NO OBLIGATIONS TO CONSTRUCT OR REPAIR ANY IMPROVEMENTS THEREON OR TO PERFORM ANY OTHER ACT REGARDING THE PROPERTY, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

(F). BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT
THE PROPERTY AND SUCH FINANCIAL INFORMATION CONCERNING THE LESSEE AND ANY GUARANTORS OF THE LEASE AS BUYER OR ITS ADVISORS SHALL REQUEST AND AS MAY
BE IN SELLER'S POSSESSION, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION
OF THE PROPERTY AND NOT ON ANY REPRESENTATIONS OR INFORMATION PROVIDED BY SELLER OR TO BE PROVIDED BY SELLER, EXCEPT FOR THOSE EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED, OR TO BE PROVIDED, BY SELLER WITH RESPECT TO THE PROPERTY, THE PROPERTY AND TO THE LESSEE AND ANY GUARANTORS OF LEASE, WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT (A) MADE
INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B)
MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT THOSE REPRESENTATIONS MADE IN PARAGRAPH 6(F) THROUGH
6(K). THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS
IS - WHERE IS" BASIS AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED IN
PARAGRAPH 6, 11, OR 12 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW,
INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY FOR LEASE, SUITABILITY FOR COMMERCIAL PURPOSES, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY. SELLER
MAKES NO REPRESENTATIONS OF ANY SORT THAT OWNERSHIP OF THE ENTIRE PROPERTY WILL RESULT IN A PROFIT TO ANY BUYER. (G) BUYER ACKNOWLEDGES THAT SELLER
HAS NOT, AND DOES NOT, MAKE ANY REPRESENTATION TO BUYER AS TO (A) THE SUCCESS, OR LACK THEREOF, OF THE PROPERTY, (B) THE LESSEE OR ANY GUARANTORS OF THE LEASE OR THEIR ABILITY TO FULFILL THEIR LEASE OR GUARANTY OBLIGATIONS,
OR (C) THE APPROPRIATENESS OF PURCHASING THEPROPERTY FOR THE BUYER'S INDIVIDUAL TAX OR FINANCIAL SITUATION OR TAX OR FINANCIAL OBJECTIVES.

The provisions (E) - (G) above shall  survive Closing.

13.  Closing.

(A). Before the closing date, Seller will deposit into escrow an executed special warranty deed warranting title against lawful claims by, through, or under a conveyance from Seller, but not further or otherwise, conveying insurable title of the Property to Buyer, subject to the permitted exceptions referenced in paragraph 8 above. Seller will also deliver an Estoppel Certificate (signed by Lessee) in a form reasonably acceptable to Buyer as provided by Buyer prior to the end of the Review Period Seller's failure to deliver a Lessee's estoppel is not an event of default by Seller, but shall afford the Buyer the right to terminate the Agreement and as its sole remedy receive a return of its First Payment by Title Company.


(B). On or before the closing date, Buyer will deposit into escrow the balance of the Purchase Price when required under Section 4 and any additional funds required of Buyer (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow including without limitation borrowing resolutions, affidavits of parties in possession, Assignment of Lease and Guaranty (Seller making no warranty that the Stehling Guaranty is legally enforceable).

(C). On the closing date, if escrow is ready to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. DEFAULTS. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer, as its sole remedy.
If Seller shall default, Seller will forfeit all rights and claims and Buyer will be relieved of all obligations and will be entitled to the return of its Earnest Money, which shall be promptly returned to Buyer. In addition, Buyer shall retain the right, at Buyer's option, to sue for specific performance of this Agreement, but not for damages.

15.   BUYER'S REPRESENTATIONS AND WARRANTIES.

(A).  Buyer represents and warrants to Seller as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(2). Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

(3). To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  SELLER'S REPRESENTATIONS AND WARRANTIES.

(A).  Seller represents and warrants to Buyer as follows:

(1). In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Seller shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Buyer or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.

(2). Seller has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.




(3). To Seller's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound.

17. DAMAGES, DESTRUCTION AND EMINENT DOMAIN.

(A). If, prior to closing, the Property or any part thereof be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of the occurrence of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 17a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Property.
If the cost of repair is less than $10,000.00, Seller shall credit Buyer for the cost of the repairs. Buyer shall then be obligated to otherwise perform hereunder.

(B). If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Property, subject to rights of any Tenant of the Property. In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16A or 16B, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.)


18.   1031 EXCHANGE.

If Buyer is purchasing the Property as "replacement property" to for purposes of a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to a third party who will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby said third party will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of said Accomodator, Seller will deed the property to Buyer.

19. CANCELLATION

If any party elects to cancel this Contract because of any breach by the other party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to the other party a notice stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice. If the breach is not cured within the 13 days following the delivery of the notice, this Contract shall be cancelled.

20.  MISCELLANEOUS.

(A). This Agreement may be amended only by written agreement signed by both Seller and Buyer and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

(B). If this escrow has not closed by the Closing Date through no fault of Seller, Seller may, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

(C). Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

(D). All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served on the day of deposit in the U.S. mail if sent by first class certified mail, return receipt requested, postage prepaid, or on the date of actual delivery if sent by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:
AEI Fund Management , Inc.
Attn: Steve Schottler
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, MN 55101

If to Buyer:
Thorsen Living Trust
do Blanchard Properties, Inc.
5430 LBJ Freeway
Suite 1200
Dallas, Texas 75240

When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller.


This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:
Thorsen L. Trust

By:  /s/ George Thorsen Trustee


SELLER:
AEI Net Lease Income & Growth Fund XIX Limited Partnership
By AEI Fund Management XIX, Inc., Its Corporate General Partner

By: /s/ Robert P Johnson


                                         Exhibit A
                                     Legal Description

Description of a 1.131 acre tract of land, City of Leon Valley and City of San Antonio, Bexar County, Texas.

Being a 1.131 acre tract of land out of the Henry Kloppenberg Survey No. 193, Abstract No. 4429, Bexar County, Texas and being (1) all that certain 1.018 acre Lot 2, CORNERSTONE BUILDING, as per Subdivision Plat thereof recorded in Volume 9506 on page 81 of the Records of Deeds and Plats of Bexar County, Texas, and being (2) all of that certain 0.164 of an acre tract and that certain 0.967 of an acre tract described in a Substitute Trustee's Deed dated August 6, 1991 and recorded in Volume 5125 on pages 1947-1960 of the Real Property Records of Bexar County, Texas, said 1.131 acre tract described more particularly by metes and bounds as follows:

BEGINNING at an iron pin found at the point of intersection of the Southeast line of Wursbach Road with the Southwest line of State Highway 16, Bandera Road, for the North corner of the above cited 1.018 acre Lot 2, for the North corner of the above cited 0.164 of an acre tract, for the North corner of the herein described 1.131 acre tract;

THENCE with the Southwest R.O.W. of Bandera Road, the Northeast line of the said 1.018 acre Lot 2, the Northeast line of said 0.164 of an acre tract,
S. 46 02' 40" E. 94.10 feet to a concrete nail found for an East corner of the said Lot 2, for an East corner of the said 0.164 of an acre tract, for an East corner of this 1.131 acre tract;

THENCE with a Southeast line of the said Lot 2, a Southeast line of the said
0.164 of an acre tract, S. 44 05' 18" W. 29.50 feet to a concrete nail found for a re-entrant corner of the said Lot 2, for a re-entrant corner of the said
0.164 of an acre tract, for a re-entrant corner of this 1.131 acre tract;

THENCE with a Northeast line of the Lot 2, a Northeast line of the said
0.164 of an acre tract, S. 45 50' 00" E. 48.69 feet to an iron pin found for an East corner of the said Lot 2, for an East corner of the said 0.164 of an acre tract, for an East corner of this 1.131 acre tract;

THENCE with the Southeast line of the said Lot 2, the Southeast line of the said 0.164 of an acre tract and the Southeast line of the said 0.967 of an acre tract, S. 44 46' 33" W., at a called distance of 30.00 feet the South corner of the said 0.164 of an acre tract, the East corner of the said 0.967 of an acre tract, in all a total distance of 182.98 feet to a concrete nail found in a curb;

THENCE with the Southeast line of the said Lot 2, the Southeast line of the said 0.967 of an acre tract, S. 41 01' 45" W., at 121.89 feet the South corner of the said Lot 2, in all a total distance of 155.68 feet to a tack found in a lead plug for the South corner of the said 0.967 of an acre tract, for the South corner of this 1.131 acre tract;

THENCE with the Southwest line of the said 0.967 of an acre tract, N. 48 53' 03" W. 135.15 feet to a point for the West corner of the said 0.967 of an acre tract, for the West corner of this 1.131 acre tract;

THENCE with the Northwest line of the said 0.967 of an acre tract and the Northwest line of the said Lot 2, N. 41 41' 21" E., at 40.09 feet the West corner of the said Lot 2, in all a total distance of 154.19 feet to an iron pin found;

THENCE with the Northwest line of the said Lot 2, the Northwest line of the said 0.967 of an acre tract, the Northwest line of the said 0.164 of an acre tract and partially with the Southeast line of Wursbach Road, N. 42 08' 52" E., at a called distance of 71.16 feet the point of intersection of this line with the Southeast line of Wursbach Road, at a called distance of 161.16 feet the North corner of the said 0.967 of an acre tract, the West corner of the said 0.164 of an acre tract, in all a total distance of 220.88 feet to the Place of Beginning.